Exhibit 23.3

May 10, 2018

Callon Petroleum Company
200 North Canal Street
Natchez, Mississippi 39120

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Callon Petroleum Company, to be filed on or about May 10, 2018, of all references to the name of DeGolyer and MacNaughton and to the use of our reports effective December 31, 2017, December 31, 2016, and December 31, 2015, in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission on February 28, 2018.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716